Exhibit 99.1

HOVNANIAN ENTERPRISES, INC.		For Immediate Release

Contact:	J. Larry Sorsby	Jeffrey T. O’Keefe
	Executive Vice President & CFO	Vice President of Investor Relations
	732-747-7800	732-747-7800

K. HOVNANIAN ENTERPRISES, INC. ANNOUNCES TENDER OFFERS AND CONSENT SOLICITATIONS

RED BANK, N.J., June 26, 2017 – Hovnanian Enterprises, Inc. (NYSE: HOV) (the “Company”) announced today that its wholly-owned subsidiary, K. Hovnanian Enterprises, Inc. (“K. Hovnanian”), has commenced tender offers (the “Tender Offers”) to purchase for cash any and all of its $75 million outstanding 10.000% Senior Secured Second Lien Notes due 2018 (the “2018 Notes”), $145 million outstanding 9.125% Senior Secured Second Lien Notes due 2020 (the “2020 9.125% Notes”) and $577 million outstanding 7.250% Senior Secured First Lien Notes due 2020 (the “2020 7.25% Notes”, and, together with the 2018 Notes and the 2020 9.125% Notes, the “Notes”) on the terms and subject to the conditions set forth in an Offer to Purchase and Consent Solicitation Statement, dated June 26, 2017 (as it may be amended or supplemented from time to time, the “Statement”), and in the related Letter of Transmittal and Consent (as it may be amended or supplemented from time to time, the “Letter of Transmittal” and collectively with the Statement, the “Tender Offer Documents”). Concurrently with the Tender Offers, and on the terms and subject to the conditions set forth in the Statement, K. Hovnanian is soliciting consents (the “Consent Solicitations”) of registered holders of each series of Notes (the "Holders") to proposed amendments to (1) the respective indentures governing such Notes (the “Notes Indentures”) providing for the elimination of most of the restrictive covenants and certain events of default contained therein and (2) the Notes Indentures and the respective security documents providing for the collateral securing such Notes (the “Notes Security Documents”) providing for the release of the collateral securing such Notes. Holders that tender their Notes must also consent to such proposed amendments to the relevant Notes Security Documents and the relevant Notes Indenture in order to tender their Notes. Each Tender Offer and Consent Solicitation is independent and is not conditioned upon the other Tender Offers and Consent Solicitations.

The Tender Offers will expire at 11:59 p.m., New York City time, on July 24, 2017, unless extended or earlier terminated (the “Expiration Time”). Holders of the Notes must validly tender their Notes at or before 5:00 p.m., New York City time, on July 10, 2017, unless extended or earlier terminated (the “Early Tender Deadline”) in order to be eligible to receive the applicable Total Consideration (as defined below), which includes the applicable Early Tender Payment (as defined below). Notes tendered may be withdrawn at any time at or before 5:00 p.m., New York City time on July 10, 2017 unless extended (the “Withdrawal Deadline”), but not thereafter, unless required by applicable law.

The total consideration for each $1,000 principal amount of Notes validly tendered and not withdrawn at or before the Early Tender Deadline and purchased pursuant to the Tender Offers will be as set forth in the table below (in each case, the “Total Consideration”). The Total Consideration for each series of Notes includes the applicable early tender payment for such series per $1,000 principal amount of Notes (in each case, the “Early Tender Payment”) as set forth in the table below.

Title of Security	CUSIP Nos.	ISIN Nos.	Outstanding Principal Amount(1)	Tender Offer Consideration(2)	Early Tender Payment(2)	Total Consideration(2)(3)
10.000% Senior Secured Second Lien Notes due 2018	442488 CA8, 442488 CB6, U48654 AU8	US442488CA84, US442488CB67, USU48654AU88	$75,000,000	$1,029.60	$50.00	$1,079.60

9.125% Senior Secured Second Lien Notes due 2020	442488 BS0, U48654AQ7	US442488BS02, USU48654AQ76	$145,000,000	$980.00	$50.00	$1,030.00

7.250% Senior Secured First Lien Notes due 2020	442488 BR2, U48654 AP9	US442488BR29, USU48654AP93	$577,000,000	$980.00	$50.00	$1,030.00

(1) As of June 23, 2017.

(2) Per $1,000 principal amount of Notes that are accepted for purchase.
(3) Includes the applicable Early Tender Payment.

The Early Tender Payment with respect to a series of Notes is payable only in respect of Notes of such series tendered with consents at or before the Early Tender Deadline. Holders validly tendering Notes of a series after the Early Tender Deadline but at or before the Expiration Time will be eligible to receive only the applicable Total Consideration less the applicable Early Tender Payment amount for such series of Notes (such amount, in each case, the “Tender Offer Consideration”). In addition to the Total Consideration or Tender Offer Consideration, as applicable, all Holders whose Notes are purchased in the Tender Offers will receive accrued and unpaid interest in respect of their purchased Notes from the most recent interest payment date to, but not including, the payment date for Notes purchased in the Tender Offers.

Subject to the terms and conditions of the Tender Offers being satisfied or waived, K. Hovnanian will, after the Expiration Time (the “Acceptance Date”), accept for purchase all Notes validly tendered at or prior to the Expiration Time (and not validly withdrawn before the Withdrawal Deadline). K. Hovnanian will pay the Total Consideration or Tender Offer Consideration, as the case may be, for, and accrued and unpaid interest on, the Notes accepted for purchase at the Acceptance Date on a date that is on or promptly following the Acceptance Date.

K. Hovnanian’s obligation to accept for purchase, and to pay for, Notes validly tendered and not validly withdrawn pursuant to each of the Tender Offers is conditioned upon the satisfaction or waiver of certain conditions, which are more fully described in the Tender Offer Documents, including, among others, K. Hovnanian’s receipt of (1) aggregate net cash proceeds from certain privately placed senior secured indebtedness to fund the aggregate Total Consideration plus accrued and unpaid interest in respect of all Notes of each series (regardless of the actual amount of Notes tendered) and fees and expenses incurred in connection therewith and (2) each of the Required Consents (as defined in the Statement) of Holders of the applicable series in respect of the proposed amendments in the Consent Solicitations.

In no event will this press release, the Tender Offer Documents or the information contained herein or in the Tender Offer Documents regarding the proposed financings constitute an offer to purchase or sell or a solicitation of an offer to sell or buy any of our securities, including those issued in the proposed new financings.

Credit Suisse Securities (USA) LLC, Citigroup Global Markets Inc. and J.P. Morgan Securities LLC are serving as dealer managers for the Tender Offers and the solicitation agents for the Consent Solicitations. Global Bondholder Services Corporation is serving as the depositary and the information agent for the Tender Offers and Consent Solicitations. Any question regarding procedures for tendering Notes may be directed to Global Bondholder Services by phone at 866-470-4300 (toll free) or 212-430-3774. Questions regarding the terms of the Tender Offers and Consent Solicitations may be directed to Credit Suisse Securities (USA) LLC by phone toll free at (800) 820-1653 or collect at (212) 325-2476, Citigroup Global Markets Inc. by phone toll free at (800) 558-3745 or collect at (212) 723-6106 and J.P. Morgan Securities LLC by phone toll free at (866) 834-4666 or collect at (212) 834-3424.

This press release is neither an offer to purchase or sell nor a solicitation of an offer to sell or buy the Notes or any other securities of the Company or K. Hovnanian, including any securities to be issued in the proposed new financings. This press release also is not a solicitation of consents to the proposed amendments to the Notes Indentures and the Notes Security Documents. The Tender Offers and Consent Solicitations are being made solely on the terms and subject to the conditions set forth in the Tender Offer Documents and the information in this press release is qualified by reference to such Tender Offer Documents.

About Hovnanian Enterprises

Hovnanian Enterprises, Inc., founded in 1959 by Kevork S. Hovnanian, is headquartered in Red Bank, New Jersey. The Company is one of the nation’s largest homebuilders with operations in Arizona, California, Delaware, Florida, Georgia, Illinois, Maryland, New Jersey, Ohio, Pennsylvania, South Carolina, Texas, Virginia, Washington, D.C. and West Virginia. The Company’s homes are marketed and sold under the trade names K. Hovnanian® Homes, Brighton Homes® and Parkwood Builders. As the developer of K. Hovnanian’s® Four Seasons communities, the Company is also one of the nation’s largest builders of active lifestyle communities.

Forward-Looking Statements

All statements in this press release that are not historical facts should be considered as “Forward-Looking Statements.” Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such forward-looking statements include but are not limited to statements related to the Company’s goals and expectations with respect to its financial results for future financial periods. Although we believe that our plans, intentions and expectations reflected in, or suggested by, such forward-looking statements are reasonable, we can give no assurance that such plans, intentions or expectations will be achieved. By their nature, forward-looking statements: (i) speak only as of the date they are made, (ii) are not guarantees of future performance or results and (iii) are subject to risks, uncertainties and assumptions that are difficult to predict or quantify. Therefore, actual results could differ materially and adversely from those forward-looking statements as a result of a variety of factors. Such risks, uncertainties and other factors include, but are not limited to, (1) changes in general and local economic, industry and business conditions and impacts of a sustained homebuilding downturn; (2) adverse weather and other environmental conditions and natural disasters; (3) levels of indebtedness and restrictions on the Company’s operations and activities imposed by the agreements governing the Company’s outstanding indebtedness; (4) the Company's sources of liquidity; (5) changes in credit ratings; (6) changes in market conditions and seasonality of the Company’s business; (7) the availability and cost of suitable land and improved lots; (8) shortages in, and price fluctuations of, raw materials and labor; (9) regional and local economic factors, including dependency on certain sectors of the economy, and employment levels affecting home prices and sales activity in the markets where the Company builds homes; (10) fluctuations in interest rates and the availability of mortgage financing; (11) changes in tax laws affecting the after-tax costs of owning a home; (12) operations through joint ventures with third parties; (13) government regulation, including regulations concerning development of land, the home building, sales and customer financing processes, tax laws and the environment; (14) product liability litigation, warranty claims and claims made by mortgage investors; (15) levels of competition; (16) availability and terms of financing to the Company; (17) successful identification and integration of acquisitions; (18) significant influence of the Company’s controlling stockholders; (19) availability of net operating loss carryforwards; (20) utility shortages and outages or rate fluctuations; (21) geopolitical risks, terrorist acts and other acts of war; (22) increases in cancellations of agreements of sale; (23) loss of key management personnel or failure to attract qualified personnel; (24) information technology failures and data security breaches; (25) legal claims brought against us and not resolved in our favor; and (26) certain risks, uncertainties and other factors described in detail in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2016 and subsequent filings with the Securities and Exchange Commission. Except as otherwise required by applicable securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.

3